                          SALOMON BROTHERS REALTY CORP.
                         390 Greenwich Street, 4th Floor
                            New York, New York 10013


                                                April 1, 2000

NC Capital Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612
Attention:    Mr. Patrick Flanagan
              President

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612
Attention:    Mr. Brad Morrice
              Chief Executive Officer

Ladies and Gentlemen:

      This letter agreement (the "Letter Agreement") confirms the understanding and agreements among NC Capital Corporation ("NCCC"), New Century Mortgage Corporation ("New Century"), Salomon Brothers Realty Corp. ("SBRC") and Salomon Smith Barney Inc. ("Salomon Smith Barney"), under the terms set forth herein, regarding SBRC's agreement to provide an aggregation line (the "Aggregation Line") to NCCC in connection with certain adjustable-rate and fixed-rate, first lien mortgage loans that are originated by New Century.

            1. Mortgage Loans.

            (a) In General. NCCC hereby agrees to deliver Mortgage Loans with an unpaid principal balance of not less than $1,000,000,000 between April 1, 2000 and March 31, 2001 through the Aggregation Line.

            (b) Servicing of the Mortgage Loans. The purchase by SBRC of a Mortgage Loan pursuant to the Aggregation Line shall include the purchase of the related servicing rights for such Mortgage Loan. Unless otherwise agreed to between SBRC and NCCC, SBRC hereby covenants and agrees to hire New Century to service; and New Century hereby covenants and agrees to service the Mortgage Loans for a term beginning on the related Settlement Date (as defined in Section 2(a) hereof) and ending on the related repurchase date as provided for in the Purchase and Sale Agreement (as defined in Section 2(a) hereof); provided that if a Termination Event (as defined in Section 4(b) hereof) has occurred, New Century shall immediately be terminated as servicer. In connection with its servicing duties, New Century can service the Mortgage Loans itself or through such other sub-servicer which SBRC has accepted in writing, as the sub-servicer (the "Sub-Servicer") provided that, SBRC shall have the right to perform due diligence on any entity appointed as servicer or sub-servicer

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 2.

of the Mortgage Loans and may require New Century to select another servicer or sub-servicer to the extent that SBRC is not satisfied with the results of such due diligence. The Mortgage Loans shall be serviced in accordance with the servicing provisions specified in the Pooling and Servicing Agreement, Series 1999-NCS dated as of December 1, 1999 among Firstar Bank, N.A., U.S. Bank National Association, Salomon Brothers Mortgage Securities VII, Inc. and New Century. New Century or the Sub-Servicer shall enforce "due-on-sale" provisions to the extent permitted by law, shall administer all escrow/impound deposits, shall pay compensating interest on principal prepayments in any month up to the amount of its servicing compensation in such month and shall make all servicing advances on any Mortgage Loan (including advances of delinquent principal and interest payments). New Century or the Sub-Servicer shall be required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans through foreclosure, subject to New Century's or the Sub-Servicer's determination regarding recoverability. The Mortgage Loans shall be serviced for a servicing fee equal to 0.50% per annum payable monthly on the then-outstanding principal balance of each Mortgage Loan (the "Servicing Fee"). Any fee payable to the Sub-Servicer shall be paid by New Century without any right of reimbursement by SBRC. Any Sub-Servicer shall execute a letter agreement recognizing SBRC's interest in the Mortgage Loans in the form of Exhibit A. Notwithstanding the foregoing, in the event NCCC fails to repurchase a Mortgage Loan on the related repurchase date or if a Termination Event occurs, New Century and any related Sub-Servicer will no longer be servicer with respect to such Mortgage Loan or Mortgage Loans, unless the term of servicing is extended by SBRC in its sole discretion. In such event, SBRC shall have the right to transfer such servicing to another servicer without payment of any fee to New Century. New Century will cooperate in good faith to effect such servicing transfer and shall pay all costs associated with such servicing transfer.

            (c) Conditions Precedent to Mortgage Loan Purchases. SBRC's obligation to purchase any Mortgage Loans and related servicing rights which it accepts for its Aggregation Line shall be subject to each of the following conditions:

                  (i) there shall have been delivered to SBRC a Trust Receipt issued by U.S. Bank National Association ("U.S. Bank") with a mortgage loan schedule attached thereto and an exception report which is acceptable to SBRC in its sole discretion, at least 24 hours prior to purchase;

                  (ii) SBRC shall have had an opportunity to perform a due diligence review of each Mortgage Loan and shall have arranged for reappraisals of value with respect to each Mortgage Loan if desired by SBRC;

                  (iii) NCCC shall have provided to SBRC such other documents which are then required to have been delivered under the Purchase and Sale Agreement or which are reasonably requested by SBRC, which other documents may include UCC financing statements, a favorable opinion or opinions of counsel with respect to matters which are

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 3.

                        reasonably requested by SBRC, and/or an officer's or secretary's certificate; and

                  (iv) there shall have been delivered to SBRC a limited guaranty of New Century, in the form of Exhibit B hereto, by which New Century guarantees the obligations of NCCC under this Letter Agreement and the Purchase and Sale Agreement.

            (d) Termination Fee. To the extent that the amount of Mortgage Loans
(i) sold to SBRC, (ii) securitized using the Salomon Brothers Mortgage Securities VII, Inc. ("SBMSVII") shelf registration or (iii) securitized using the New Century Mortgage Securities, Inc. ("NCMSI") shelf registration so long as Salomon Smith Barney Inc. acts as underwriter, between April 1, 2000 and March 31, 2001 is less than $1,000,000,000, NCCC must pay the termination fee as provided in Section 4(a)(ii) hereof. In addition, NCCC will pay to Salomon Smith Barney promptly upon the closing of each securitization using the SBMSVII shelf registration or the NCMSI shelf registration, an underwriting discount equal to the product of (i) the applicable Underwriting Fee Percentage multiplied by (ii) the aggregate unpaid principal balance of the Mortgage Loans subject to such securitization (the "Underwriting Fee"). The "Underwriting Fee Percentage" with respect to each securitization shall be three-eighths of one percent (0.375%).

            (e) Information. NCCC and New Century will furnish Salomon Smith Barney with all financial and other information concerning NCCC and New Century as Salomon Smith Barney deems reasonably appropriate in connection with the performance of the services contemplated by this letter, including (without limitation) "Monthly Cash Flow Projections and Sensitivity Analyses," and will provide Salomon Smith Barney with reasonable access during normal business hours to NCCC's and New Century's officers, directors, employees, accountants, and other representatives. NCCC and New Century acknowledge and confirm that Salomon Smith Barney (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it, (ii) assumes no responsibility for the accuracy or completeness of such information and (iii) will not disclose such information to any third party without the prior written consent of NCCC or New Century, as applicable.

            2 Aggregation Line.

            (a) In General. Pursuant to the terms of this Aggregation Line, SBRC shall simultaneously purchase from, and sign a forward commitment to resell to, NCCC Mortgage Loans and the related servicing rights that are deemed acceptable for such Aggregation Line as set forth below. The Aggregation Line shall be more fully documented pursuant to the Mortgage Loan Purchase and Sale Agreement (the "Purchase and Sale Agreement") to be entered into among NCCC, New Century and SBRC, which shall be substantially similar in form to the Mortgage Loan Purchase and Sale Agreement dated December 11, 1998 between New Century and SBRC but shall provide for servicing provisions similar to those set forth in Section 1(b) of this Letter Agreement. Under the Purchase and Sale Agreement, NCCC will make standard secondary market corporate representations

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 4.

and warranties as of the date such Purchase and Sale Agreement is executed and as of any settlement date for the purchase and sale of any Mortgage Loans pursuant to such Purchase and Sale Agreement (each such date, a "Settlement Date") and NCCC shall make standard secondary market representations and warranties with respect to each Mortgage Loan as of the Settlement Date on which such Mortgage Loan is sold to SBRC. In the event that NCCC satisfies its obligations under the terms of this Letter Agreement, the Aggregation Line shall terminate on the last day of the calendar quarter in which NCCC satisfies its obligations to SBRC pursuant to Section 1(a) of this Letter Agreement.

            The "Purchase Price" with respect to each Mortgage Loan and related servicing rights which conforms to the Underwriting Standards of New Century which were most recently reviewed and approved by SBRC and which is not a Problem Mortgage Loan (as defined in Section 2(b) hereof) or a Non-Standard Mortgage Loan (as defined in Section 2(c) hereof) (a "Standard Mortgage Loan") shall be equal to 102.00% of the unpaid principal balance of such Standard Mortgage Loan. The "Purchase Price" for each Non-Standard Mortgage Loan and related servicing rights shall be equal to the amount determined in accordance with the provisions of Section 2(c)(ii) hereof. Notwithstanding the foregoing, the "Purchase Price" for each Mortgage Loan will be reduced by the amount of any Collateral Value Deficiency paid by NCCC with respect to such Mortgage Loan.

            The repurchase price shall reflect the agreed upon return to SBRC for providing the Aggregation Line (the "Aggregation Cost"). With respect to any Standard Mortgage Loan, the Aggregation Cost shall equal One Month LIBOR (as defined herein) plus 1.25%. With respect to any Non-Standard Mortgage Loan, the Aggregation Cost shall equal One Month LIBOR plus 2.00%. NCCC shall retain principal and interest on any Mortgage Loans subject to the Aggregation Line.

            "One Month LIBOR" means as of the related Settlement Date, the 30 day London Interbank Offered Rate as of 11:00 a.m. (London time) on such date, as indicated on page number 3750 of the Telerate Service. If One Month LIBOR cannot be so determined, then One Month LIBOR shall mean the rate determined by SBRC in its sole discretion.

            The Aggregation Line at any one time shall be initially limited to $600,000,000 in amount of Mortgage Loans which limit shall be reduced by an amount equal to the principal balance of each Mortgage Loan (calculated at the time such Mortgage Loan was first added to the Aggregation Line) removed from the Aggregation Line (excluding any unfundings, Mortgage Loans repurchased for due diligence reasons or Mortgage Loans removed for a breach of a representation or warranty set forth on Exhibit B to the Purchase and Sale Agreement) and shall have a term of one month. The maximum amount of Non-Standard Mortgage Loans in the Aggregation Line shall not exceed $78,000,000 at any one time.

            NCCC shall have the right to add Mortgage Loans to the Aggregation Line up to four times each month. Standard Mortgage Loans may be removed from the Aggregation Line up to four times a month (one of which shall be on the roll date). Non-Standard Mortgage Loans may be removed from the Aggregation Line with 24 hours prior written notice by NCCC to SBRC.

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 5.

            If NCCC removes any Mortgage Loan from the Aggregation Line (excluding any unfundings, Mortgage Loans repurchased for due diligence reasons or Mortgage Loans removed for a breach of a representation or warranty set forth on Exhibit B to the Purchase and Sale Agreement), in addition to all other amounts owed under this Letter Agreement, NCCC must pay to SBRC (or an affiliate of SBRC) a termination fee equal to 0.25% times the principal balance of each such Mortgage Loan calculated at the time such Mortgage Loan was first added to the Aggregation Line on the date the related Mortgage Loan is removed from the Aggregation Line; provided, however, such termination fee will not be payable if the removed Mortgage Loans are either (i) sold to SBRC in a whole-loan sale,
(ii) securitized using the SBMSVII shelf registration or (iii) securitized using the NCMSI shelf registration so long as Salomon Smith Barney Inc. acts as underwriter. In addition, NCCC will pay to Salomon Smith Barney promptly upon the closing of each securitization using the SBMSVII shelf registration or the NCMSI shelf registration the Underwriting Fee.

            SBRC shall provide not less than twenty eight days' prior notice to NCCC and U.S. Bank National Association (or such other warehouse lender as directed by NCCC) in the event that SBRC elects to not renew the Aggregation Line for any month.

            (b) Problem Mortgage Loans. A "Problem Mortgage Loan" is defined as any Mortgage Loan (i) which is in SBRC's sole discretion of insufficient quality to be financed as a Standard Mortgage Loan or a Non-Standard Mortgage Loan or purchased, provided, however, that if SBRC agrees, it can finance any Mortgage Loan rejected from a securitization or whole loan purchase as a Non-Standard Mortgage Loan, (ii) which is missing documentation or other information and such problem is not cured by NCCC in sixty days, (iii) which is delinquent at the time of financing by SBRC, which becomes delinquent during such financing by SBRC or (iv) was more than thirty days but less than sixty days delinquent on more than one occasion in the prior twelve months and is now current. Problem Mortgage Loans shall be financed by SBRC pursuant to the Master Loan and Security Agreement, dated April 1, 2000, the ("Loan and Security Agreement"), among New Century Mortgage Corporation as servicer, NC Capital Corporation as borrower and SBRC as Lender.

      With respect to any Mortgage Loan that is a Problem Mortgage Loan based on clause (i) or clause (ii) above, in the event that SBRC determines in its sole discretion that such Problem Mortgage Loan has ceased to be a Problem Mortgage Loan, such Mortgage Loan shall be treated as a Standard Mortgage Loan or a Non-Standard Mortgage Loan, as the case may be, as of the first day of the month following such determination.

            (c) Non-Standard Mortgage Loans. A "Non-Standard Mortgage Loan" is defined as any Mortgage Loan (i) with an unpaid principal balance in excess of $1,000,000; or (ii) that has a loan-to-value ratio in excess of 85.00% (up to a maximum of 95.00%); provided, however, at its option, SBRC may deem a Mortgage Loan with an unpaid principal balance of no more than $1,500,000 to be a Standard Mortgage Loan. In addition, if (i) Mortgage Loans with a loan-to-value ratio greater than 80.00% (but not more than 85.00%) have an aggregate unpaid principal balance in excess of $120,000,000 and (ii) Mortgage Loans with unpaid principal balances greater than

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 6.

$500,000 and less than or equal to $1,500,000 have an aggregate unpaid principal balance in excess of $42,000,000, such excess amounts shall be deemed "Non-Standard Mortgage Loans". No Mortgage Loan shall be subject to the terms of the Aggregation Line if: (i) the unpaid principal balance of such Mortgage Loan exceeds $1,500,000 or (ii) such Mortgage Loan has a loan-to-value ratio greater than 95.00%. Non-Standard Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation Line:

            (i) the maximum Aggregation Line with respect to Non-Standard Mortgage Loans shall equal $78,000,000 (of which no more than $30,000,000 shall have unpaid principal balances greater than $1,000,000 and no more than $50,000,000 shall be Mortgage Loans with a loan-to-value ratio in excess of 85.00% (up to a maximum of 95.00%)), as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket;

            (ii) with respect to the Non-Standard Mortgage Loans, the Purchase Price for the first sixty days shall be the market value of such Mortgage Loans as determined by SBRC acting in good faith, and thereafter, the Purchase Price shall decrease by 10% of such market value and by an additional 10% thereof for each succeeding month.

            (d) Mark-to-Market. If with respect to any Standard Mortgage Loan or any Non-Standard Mortgage Loan, SBRC at any time determines, in its sole discretion, that there exists a Collateral Value Deficiency (as defined below) and SBRC notifies NCCC in writing of such Collateral Value Deficiency, NCCC shall, no later than one (1) Business Day after receipt of such notice, pay to SBRC an amount equal to such Collateral Value Deficiency, such that after giving effect to such payment, the Collateral Value Deficiency is reduced to zero. With respect to any Mortgage Loan, a "Collateral Value Deficiency" shall mean any time the excess, if any, of (a) the outstanding Purchase Price of such Mortgage Loan as defined in Section 2(a) hereof over (b) the Market Value of such Mortgage Loan. "Market Value" shall mean, as of any date in respect of any Standard Mortgage Loan or any Non-Standard Mortgage Loan, the value of such Mortgage Loan as determined by SBRC in its sole discretion. SBRC shall have the right to mark-to-market any Mortgage Loan on a daily basis.

            (e) Mortgage Loan Schedule. No Mortgage Loan shall be included in the Aggregation Line unless NCCC shall have delivered to SBRC at least 48 hours prior to such inclusion, a magnetic tape, in a format acceptable to SBRC, consisting of the loan characteristics agreed upon by SBRC and NCCC with respect to each Mortgage Loan.

            (f) Marketing of Mortgage Loans. SBRC may (subject to NCCC's consent unless a Termination Event has occurred) market the Non-Standard Mortgage Loans on NCCC's behalf for a purchase price acceptable to NCCC and shall provide NCCC with a copy of a trade ticket or letter of intent with respect to any commitment to sell such Mortgage Loans.

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 7.

            (g) Hedging. NCCC will have the option to establish one or more securities or commodities accounts at Salomon Smith Barney and to enter into transactions in such accounts (and only in such accounts) that are intended to hedge the interest rate risk on Mortgage Loans included in the Aggregation Line.

            3 Financing of Trigger Buybacks. SBRC shall finance under the terms set forth in the Loan and Security Agreement mortgage loans which are repurchased by New Century and sold or contributed to NCCC based upon trigger buybacks in effect pursuant to the pooling and servicing agreements for SBMSVII 1997-NC1, 1997-NC2, 1997-NC3, 1998-NC5 and New Century Home Equity Loan Trust Series 1997-NC5.

            4. Termination.

            (a) NCCC shall have the right to terminate its obligations hereunder upon (i) any material default by SBRC of its obligations under this Letter Agreement which is not cured within 30 days following written notice of such default to SBRC by NCCC or (ii) the payment by NCCC to SBRC of a termination fee equal to (1) 0.25% multiplied by (2) $1,000,000,000 minus (a) the principal balance of all Mortgage Loans (i) sold to SBRC as whole loans, (ii) securitized using the SBMSVII shelf registration or (iii) securitized using the NCMSI shelf registration so long as Salomon Smith Barney Inc. acts as underwriter and (b) the principal balance of each Mortgage Loan for which a termination fee has already been paid pursuant to the next to last paragraph of Section 2(a) hereof. In addition, NCCC will pay to Salomon Smith Barney promptly upon the closing of each securitization using the SBMSVII shelf registration or the NCMSI shelf registration, the Underwriting Fee.

            (b) SBRC shall have the right to terminate this Letter Agreement upon the occurrence of any of the following events (each, a "Termination Event"):

            (i) the judgment by SBRC in good faith that a material adverse change has occurred with respect to the business, properties, assets or condition (financial or otherwise) of NCCC;

            (ii) SBRC shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of NCCC and such information and/or responses shall not have been provided within three business days of such request;

            (iii) Either (A) a change in control of NCCC shall have occurred without the consent of SBRC, other than in connection with and as a result of the issuance and sale by NCCC of registered, publicly offered common stock; or (B) SBRC determines in its sole discretion that any material adverse change has occurred in the management of NCCC;

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 8.

            (iv) There is (A) a material breach by NCCC of any representation and warranty contained in the Purchase and Sale Agreement, other than a representation or warranty relating to particular Mortgage Loans, and SBRC has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by NCCC or (B) a failure by NCCC to make any payment payable by it under the Purchase and Sale Agreement or (C) any other failure by NCCC to observe and perform in any material respect its material covenants, agreements and obligations with SBRC, including without limitation those contained in the Purchase and Sale Agreement, and SBRC has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by NCCC;

            (v) There shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of SBRC, impracticable to continue the commitment; or

            (vi) NCCC fails to provide written notification to SBRC of any material change in its loan origination, acquisition or appraisal guidelines or practices, or NCCC, without the prior consent of SBRC (which shall not be unreasonably withheld), amends in any material respect its loan origination, acquisition or appraisal guidelines or practices; or

            (vii) NCCC's default in the payment of the amount of any Collateral
                  Value Deficiency for more than one (1) Business Day after receipt of written notice of such Collateral Value Deficiency as provided in Section 2(d) hereof;

provided, that SBRC shall have the right to dispose of any collateral held by SBRC pursuant to this Letter Agreement. In connection with a Termination Event under this Section 4, SBRC shall have the right to transfer servicing as provided in Section 1(b).

            (c) Subject to the provisions of Section 4 of this Letter Agreement, this Letter Agreement shall terminate upon the earlier of (i) satisfaction of the $1,000,000,000 commitment and (ii) March 31, 2001; provided that the Master Loan and Security Agreement provided for in Section 3(b) shall continue under its terms; provided, further, that SBRC may, in its sole discretion, extend the terms of this Letter Agreement until such time that NCCC has been able to fulfill its commitment without payment of a termination fee.

            Notwithstanding any other provision of this Section 4, any grace or notice period provided herein in respect of a notice to be given or action to be taken by SBRC may be shortened

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                            Page 9.

or eliminated by SBRC if, in its sole good faith discretion, it is unreasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Loans involved, the extent and nature of any Termination Event (or events which with the giving of such notice and passage of time would constitute Termination Events) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

            5. General Provisions.

            (a) Salomon Smith Barney's Discretion. It is understood that Salomon Smith Barney shall have absolute discretion in determining whether to accept or reject any Mortgage Loan. Notwithstanding the foregoing, however, subject to NCCC's representations, warranties and covenants as set forth herein and in any related agreements, all Standard Mortgage Loans and Non-Standard Mortgage Loans originated by New Century in accordance with the underwriting standards of New Century which were most recently approved by SBRC shall be eligible for financing under the Aggregation Line in accordance with the terms hereof. It is further understood that SBRC shall have absolute discretion in determining whether any Mortgage Loan is a Standard Mortgage Loan, Non-Standard Mortgage Loan or Problem Mortgage Loan and SBRC shall have the right to approve or disapprove any Mortgage Loan with an unpaid principal balance in excess of $1,000,000 (for which such Mortgage Loans, NCCC shall have obtained two appraisals).

            (b) Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

            (c) Amendment or Waiver. This Letter Agreement may not be amended or modified except in writing signed by each of the parties hereto.

            (d) Counterparts. This Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            (e) Severability Clause. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Agreement without regard to such invalidity.

NC Capital Corporation
New Century Mortgage Corporation
April 1, 2000                                                           Page 10.

            (f) No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

            (g) Further Agreements. NCCC and SBRC each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Letter Agreement.

            (h) Termination. Other than those sections intended to survive in the letter agreement dated September 1, 1999 among New Century, NCCC, Salomon Smith Barney and SBRC (including those sections related to indemnification), such letter agreement is hereby terminated.

            (i) Expenses. NCCC shall pay the expenses of Thacher Proffitt & Wood, counsel for SBRC, in connection with the Aggregation Line and any amendment thereto, which fees and expenses will not exceed $[20,000] in connection with the Aggregation Line and will not exceed a negotiated cap between the parties in connection with each amendment thereto, if any.

            Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies. The letter signed by you shall constitute a binding agreement between us as of the date first above written.


                                          Yours sincerely,

                                          SALOMON BROTHERS REALTY CORP.


                                          By: /s/  [ILLEGIBLE]
                                             -------------------------------
                                          Name:
                                          Title:


                                          SALOMON SMITH BARNEY INC.


                                          By: /s/  [ILLEGIBLE]
                                             -------------------------------
                                          Name:
                                          Title:


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

NEW CENTURY MORTGAGE CORPORATION


By: /s/  Patrick Flanagen
   ------------------------------
Name:
Title: EVP/COO


NC CAPITAL CORPORATION


By: /s/  John Kontoulis
   ------------------------------
Name:
Title: Senior Vice President